UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2009 (April 20, 2009)

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
 (Exact name of registrant as specified in its charter)

DELAWARE	000-51734	37-1516132
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2780 Waterfront Pkwy E. Drive Suite 200 Indianapolis, Indiana	46214
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (317) 328-5660

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 20, 2009, Calumet Lubricants Co., Limited Partnership (“Calumet”), a wholly-owned subsidiary of Calumet Specialty Products Partners, L.P. (the “Partnership”), entered into Amendment No. 2 to Crude Oil Supply Agreement (the “Amendment”) with Legacy Resources Co., L.P. (“Legacy”). The Amendment, effective as of April 1, 2009, modifies the market-based pricing mechanism established in the Crude Oil Supply Agreement by and between Calumet and Legacy, under which Legacy supplies the Partnership’s Princeton refinery with all of its crude oil requirements on a just in time basis.

Because Legacy is owned in part by The Heritage Group, an affiliate of our general partner, and our chief executive officer and president, F. William Grube, the terms of the Amendment were reviewed by the Partnership’s conflicts committee, which consists entirely of independent directors. The conflicts committee approved the Amendment after determining that the terms of the Amendment are fair and reasonable to the Partnership.

The foregoing description is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated into this Current Report on Form 8-K by reference.

Item 9.01	Financial Statements and Exhibits

     (d) Exhibits

Exhibit Number	Description

10.1	Amendment No. 2 to Crude Oil Supply Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

By:	CALUMET GP, LLC,
its General Partner

By:	/s/ R. Patrick Murray, II

Name: R. Patrick Murray, II
Title: Vice President, Chief Financial Officer and Secretary

April 22, 2009

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No. 2 to Crude Oil Supply Agreement.